Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

Of

WINMARK CORPORATION

Pursuant to its Offer to Purchase Dated April 15, 2015

(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE 12:00 MIDNIGHT EASTERN DAYLIGHT TIME ON MAY 13, 2015, UNLESS THE OFFER IS EXTENDED.

As set forth in the Offer to Purchase for cash 875,000 shares of common stock no par value of Winmark Corporation dated April 15, 2015 at a purchase price of $84.72 per share (the “Offer to Purchase”), this Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Wells Fargo Bank, N.A. (the “Depositary”) on or prior to the Expiration Date, which is 12:00, midnight, Eastern Daylight time, on May 13, 2015, unless we extend the period of time for which the Offer is open, in which case the Expiration Date will be the latest time and date on which the Offer, as so extended, expires.  This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary.  See “Section 3-Procedures for Tendering Shares” in the Offer to Purchase.

Wells Fargo Bank, N.A.

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	By Facsimile Transmission: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions (800) 468-9716 (phone) (866) 734-9952 (fax)	By Hand or Overnight Courier: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary.

This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures.  If a signature on a Letter of Election and Transmittal is required to be guaranteed by an “Eligible Institution” (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Election and Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Election and Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein.  Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Winmark Corporation, a Minnesota corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, no par value (the “Shares”), of Winmark Corporation, a Minnesota corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer.

Number of Shares Tendered:	Name(s) of Record Holder(s)

☐ Check if securities will be tendered by book-entry transfer.	(please print)

Address(es):
Name of Tendering Institution:

Account No.:	(Zip Code)
Dated: , 20
Area Code and Telephone No(s):

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in either case together with the Letter of Election and Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:
(Authorized Signature)
Address:
Title:
Name:
(Zip Code)	(Please Type or Print)
Area Code and Telephone Number:
Dated: , 2015

NOTE:                                                 DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.  CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF ELECTION AND TRANSMITTAL.